Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-198277 on Form S-4/A of Breitburn Energy Partners LP of our report dated February 14, 2014 relating to the statement of revenues and direct operating expenses of Acquired CrownRock Properties for the year ended December 31, 2012 appearing in the Current Report on Form 8-K/A of Breitburn Energy Partners, LP filed on February 27, 2014.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas
September 25, 2014